EXHIBIT 99(B)


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                             STOCK OPTION AGREEMENT

THIS AGREEMENT made as of the 15th day of September, 1999

BETWEEN:

                  JUDITH MILLER, of Suite B201 - 1331 Homer Street, Vancouver, British Columbia V6B 5M5

                  (hereinafter called the "Optionee")

                                                               OF THE FIRST PART

AND:

                  DELTA CAPITAL TECHNOLOGIES INC., a company duly incorporated under the laws of the State of Delaware and having an office at Suite 255 - 999 - 8th Street South West, Calgary, Alberta

                  (hereinafter called the "Company")

                                                              OF THE SECOND PART

WHEREAS:

A. The Optionee is a Director of the Company and in that capacity is devoting considerable time and effort to the development of the Company; and

B. The Company wishes to encourage the best efforts of the undernoted and wishes to recognize the Optionee's efforts and risk;

      NOW THEREFORE in consideration of the aforenoted efforts and service and these premises and other good and valuable consideration:

1. Subject to the hereinafter provisions, the Company hereby grants to the undernoted Optionee an option to purchase, in whole or in part, as fully paid and non-assessable, 200,000 shares of the Company at a price of US$0.0075 per share exercisable until December 31, 1999.

2. In the event that the Optionee ceases to serve the Company in the above-mentioned capacity, all the rights granted to the Optionee hereunder as to any of the shares herein optioned, which the Optionee has not theretofore purchased, shall terminate within 30 days of such event.

3. In the event of the death of the Optionee during the term of this Agreement, this Agreement shall terminate except that the Optionee's personal representatives shall be entitled to exercise all or any part of the option granted herein PROVIDED ALWAYS that payment is tendered prior to December 31, 1999.

4. If the Optionee at any time and from time to time during the term of this Agreement desires to purchase any of the optioned shares, the Optionee may do so by giving notice to the Company at its registered office within the time herein noted for exercise of the option, subject to the terms and conditions of this Agreement.

5. Payment for any of the optioned shares shall be made by tendering to the Company at its registered office the Optionee's cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election.

6. If, at any time during the continued existence of this Agreement, there shall be any alteration in the capital stock of the Company, other than a mere increase in the authorized or issued capital, then the outstanding option shall attach to an appropriate unaltered percentage of the number of the shares or securities of the Company which shall have been created by any such alteration, and the price payable on the exercise of the option, shall be adjusted proportionately to the change in the shares resulting from such capital alteration.

7. The Option and the Shares subject to the Option (collectively referred to as the "Securities") are subject to registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities statutes. Optionee acknowledges that unless a registration statement with respect to the Securities is filed and declared effective by the Securities and Exchange Commission and the appropriate

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state  governing  agency,  the Securities  have or will be issued in reliance on specific exemptions from such registration requirements for transactions by an issuer not involving a public offering and specific exemptions under state statutes. Any disposition of the Securities may, under certain circumstances, be inconsistent with such exemptions. The Securities may be offered for sale, sold, or otherwise transferred only if i) registered under the Securities Act, and in some cases, under the applicable state securities acts, or, if not registered,
ii) only if pursuant to an exemption from such registration requirements and only after the Optionee provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some states, specific conditions must be met or approval of the securities regulatory authorities may be required before any such offer or sale. The Company is under no obligation to register the Securities with the Securities and Exchange Commission or any state agency. If rule 144 is available (and no assurance is given that it will be), only routine sales of the Common Stock in limited amounts can be made after one year following the acquisition date of the Securities, as determined under rule 144(d), in accordance with the terms and conditions of rule 144. The Company is under no obligation to make rule 144 available. In the event rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before the Optionee can sell, transfer, or otherwise dispose of the Securities without registration. The Company and its registrar and transfer agent will maintain a stop transfer order against the transfer of the Securities, and this Option and any other certificate or agreement representing the Securities is subject to the following legend:

     THE SECURITIES REPRESENTED BY THIS OPTION, AGREEMENT, OR CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and warranties set forth in this paragraph and agree to the same conditions with respect to such Securities as are set forth herein. The Company may further refuse to transfer the Securities if certain circumstances are present reasonably indicating that the proposed transferee's representations are not accurate. In any event, the Company may refuse to consent to any transfer in the absence of an opinion of legal counsel, satisfactory to and independent of counsel of the Company, that such proposed transfer is consistent with the above conditions and applicable securities laws.

8.    This Agreement is neither assignable nor transferable.

9.    Time shall be of the essence of this Agreement.

10. This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties' heirs, executors, successors, administrators and assigns.

11. The provisions herein constitute the entire agreement between the parties and supersede all previous understandings and agreements.

12. This Agreement is subject to the approval of the regulatory authorities where required by the laws, regulations and by-laws to which the Company is subject.

      IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

DELTA CAPITAL TECHNOLOGIES INC.

Per:

         "Paul Davis"
         ------------------------------------
         Authorized Signatory


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SIGNED, SEALED and DELIVERED                             )
by JUDITH MILLER in the presence of:                     )

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                                                         )     "Judith Miller"
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Witness                                                  )     JUDITH MILLER
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